SUBSCRIPTION AGREEMENT
                             ----------------------


PortalToChina.com,  Inc.
1802-888  Pacific  Street
Vancouver,  BC  V6Z  2S6

Attention:  Paul Fong, President
--------------------------------



RE: ACQUISITION OF COMMON SHARES OF PORTALTOCHINA.COM, INC. A NEVADA CORPORATION (THE "COMPANY")

Dear  Sir:

     Concurrent with execution of this Agreement, I hereby subscribe for _______________ shares of the Company's Common Stock (the "Shares") at a purchase price of US$0.10 per share, and tender herewith the sum of $________________ USD payable to PORTALTOCHINA.COM, INC. as full payment for the aggregate subscribed shares.

     In connection with your offer of Shares, I represent and warrant that I am over the age of 21 years and that I have received a copy of the Company's Prospectus dated _______________ (the "Prospectus"). I have relied solely on the contents of the Prospectus in making an investment decision to purchase the shares offered by the Company, and I have not relied upon any other statements made by or with regard to the Company in connection with its anticipated operations or financial performance.

     I understand that this Subscription Agreement is not binding on the Company until accepted by it, and that the Company reserves the right to accept or reject, in whole or in part and at its sole discretion, any Subscription Agreement. I further understand that no federal or state agency has made any determination as to the fairness of the offering for investment purposes, nor any recommendations or endorsement of the Shares.

     This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF, the undersigned has executed this Agreement this _____ day of _________________, 2005.


                                               _________________________________
                                               Signature(s)

                                               _________________________________
                                               Print  Name

Print  Name(s)  in  which  Shares  are  to  be  registered:

                                               _________________________________

Address of Subscriber:                         _________________________________

                                               _________________________________

ACCEPTANCE

The foregoing subscription is hereby accepted and receipt of payment is hereby acknowledged with respect to the Shares subscribed for above.

                                            PORTALTOCHINA.COM,  INC.



                                            By:_________________________________
                                               Paul  Fong
                                               President